UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Healthcare REIT, Inc., a Utah corporation (the “Company”):

1.

a.	On May 4, 2018, the Company executed an Employment Agreement (the “Employment Agreement”) with Zvi Rhine, the Company’s President and CFO (“Rhine”). Pursuant to the Employment Agreement, the Company granted Rhine a restricted stock award (the “Award”) consisting of 150,000 shares of common stock. The Award is subject to ratable vesting at the rate of one half (1/2) of such shares on each of the first and second anniversaries of the Effective Date of the Agreement (January 1, 2018). In addition, the Company granted to Rhine an option to purchase 600,000 shares of Company Common Stock (the “Option”), with an effective date of grant of April 1, 2018 (the “Effective Date’). The Options are subject to ratable vesting at the rate of 150,000 options vesting immediately on the grant date, and 150,000 options vesting on each of the 12 18 and 24 months following the date of grant. Subject to the foregoing vesting the Options are exercisable for five years from the date of grant at an exercise price of $.36 per share. The Options contain a cashless exercise provision. The Award and the Option are collectively referred to herein as the “Securities”). Copies of the Restricted Stock Award Agreement, Notice of Grant, Option Agreement and Employment Agreement are filed here with as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.

b.	The Securities were granted to Rhine, an officer and director of the Company. The Securities granted and the Securities issuable upon exercise of the options will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

c.	The Company paid no fees or commissions in connection with the issuance of the Securities

d.	The grant of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder. The Executive qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D. In addition, the Securities, which were taken for investment purposes and not for resale, are subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and Executive is aware of all aspects of our business, including our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that the Executive obtained all information regarding the Company and received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.	See Item 3.02(a) above.

f.	Not applicable

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ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 4, 2018, the Company entered into a two year employment agreement with its President and CFO Zvi Rhine. Under the terms of the Employment Agreement Mr. Rhine will be paid a base salary of $165,000 a year commencing January 1, 2018. The Base Salary will accrue and not be paid until the Company has raised a minimum of $600,000 in funding. Mr. Rhine was also granted the Award and Options described in Item 3.02 above and in the employment agreement. A copy of the employment agreement is filed herewith as Exhibit 10.4.

ITEM 9.01:	EXHIBITS

Item	Title

10.1	Restricted Stock Award Agreement
10.2	Notice of Grant
10.3	Option Agreement
10.4	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: May 10, 2018	/s/ Lance Baller
Lance Baller, Interim CEO

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